Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 1997, with respect to the financial statements of Hambro Resource Development, Inc. included in the Current Report on Form 8-K/A of THCG, Inc. dated November 1, 1999, and to all references to our Firm included in this Registration Statement.


                                            /s/ BDO Seidman, LLP
                                            -----------------------
                                            BDO Seidman, LLP


New York, New York
March 22, 2000